EXHIBIT 21
                                                 1994 - 10-K


                   SUBSIDIARIES OF BUCYRUS-ERIE COMPANY*


                                           Jurisdiction In
Name Of Subsidiary                        Which Incorporated
__________________                        __________________


Boonville Mining Services, Inc.           Delaware

Bucyrus (Africa) (Proprietary) Limited    South Africa

Bucyrus (Australia) Proprietary, Ltd.     Australia

Bucyrus (Brasil) Ltda.                    Brazil

Bucyrus (Chile) Limitada                  Chile

Bucyrus-Erie Company of Canada, Limited   Ontario, Canada

Bucyrus-Europe Holdings Ltd.              United Kingdom

Bucyrus Europe Limited                    United Kingdom

Bucyrus India Private Limited             India

Bucyrus (Mauritius) Limited               Mauritius

Equipment Assurance Limited               Cayman Islands, B.W.I.

Minserco, Inc.                            Delaware

Western Gear Machinery Co.                Delaware

White Line Plant Limited                  United Kingdom

Wisconsin Holdings Pty. Ltd.              Australia






* All subsidiaries do business under their own names.